EXHIBIT 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO.  04-2789249
                                                               ----------

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                                              ARTICLES OF AMENDMENT
                                    (General Laws, Chapter 156B, Section 72)

We,                        Owen A. Dempsey                        , *President,
   ---------------------------------------------------------------

and                        Daniel Burns                           , *Clerk,
   ---------------------------------------------------------------

of                         Endogen, Inc.                                       ,
   ----------------------------------------------------------------------------
                           (Exact name of corporation)

located at             30 Commerce Way, Woburn, MA  01801                      ,
           ---------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                    Article 3
-------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on November 6, 1996, by vote of:

2,458,789    shares of       Common       of     2,955,527   shares outstanding,
-------------                -------------  --------------
                      (type, class & series, if any)

             shares of                    of             shares outstanding, and
-------------                -------------  ------------
                      (type, class & series, if any)

             shares of                    of             shares outstanding.
-------------                -------------  ------------
                      (type, class & series, if any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon


*Delete the inapplicable words.             **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

---------------------------------------------------------------------------------------------------------------
          WITHOUT PAR VALUE STOCKS                                  WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------------------------------------
      TYPE             NUMBER OF SHARES            TYPE             NUMBER OF SHARES            PAR VALUE
---------------------------------------------------------------------------------------------------------------
Common:                      None              Common:                 5,000,000                   $.01
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Preferred:                   None              Preferred:                 None                     None
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


Change the total authorized to:

---------------------------------------------------------------------------------------------------------------
          WITHOUT PAR VALUE STOCKS                                  WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------------------------------------
      TYPE             NUMBER OF SHARES            TYPE             NUMBER OF SHARES            PAR VALUE
---------------------------------------------------------------------------------------------------------------
Common:                      None              Common:                 10,000,000                  $.01
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Preferred:                   None              Preferred:                 None                     None
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------





The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                         .

SIGNED UNDER THE PENALTIES OF PERJURY, this   7th   day of    November , 1996  ,
                                            -------        ------------  -------

    /s/ Owen A. Dempsey                                         , *President,
----------------------------------------------------------------

    /s/ Daniel Burns                                            , *Clerk
----------------------------------------------------------------

*Delete the inapplicable words.





                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


              =====================================================

              I hereby approve the within Articles of Amendment and, the filing fee in the amount of $5,000 having been paid, said articles are deemed to have been filed with me this 2nd day of December 1996.



              Effective date:
                             -------------------------------------



                        /s/ William Francis Galvin


                        WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth










                        TO BE FILLED IN BY CORPORATION
                          Photocopy of document to be sent to:

                              Walter H. Stowell, III
                        ----------------------------------------
                              Testa, Hurwitz & Thibeault, LLP
                              High Street Tower
                        ----------------------------------------
                              125 High Street
                              Boston, MA  02110
                        ----------------------------------------
                              (617) 248-7000






                        The Commonwealth of Massachusetts

                              MICHAEL JOSEPH CONNOLLY     FEDERAL IDENTIFICATION
                                 Secretary of State         NO. 38-3090331
                                                                ----------------
                                ONE ASHBURTON PLACE       FEDERAL IDENTIFICATION
                                BOSTON, MASS. 02108         NO. 04-2789249
                                                                ----------------

                               ARTICLES OF MERGER*
               Pursuant to General Laws, Chapter 156B, Section 79

       The fee for filing this certificate is prescribed by General Laws,
             Chapter 156B, Section 114. Make checks payable to the
                         Commonwealth of Massachusetts.


MERGER* OF                              Diagnostics Holding Corp.
                                        -------------------------
                                        Endogen, Inc.
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                                    the constituent corporations

                                into
                                        Endogen, Inc.
                                        ----------------------------------------

one of the constituent corporations* organized under the laws of Massachusetts as specified in the agreement referred to in Paragraph 1 below.

         The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

         1. An agreement of merger* has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B, Section
79, and will be kept as provided by subsection (c) thereof. The surviving* corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

         2. The effective date of the merger* determined pursuant to the agreement referred to in paragraph 1 shall be March 19, 1993.

         3. (For a merger)

         **The following amendments to the articles of organization of the SURVIVING corporation have been affected pursuant to the agreement of merger referred to in paragraph 1:

                                                        See Continuation Sheet 3

         (a) The purposes of the RESULTING corporation are as follows:

         *Delete the inapplicable words.
         **If there are no provisions state "NONE."

NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding.
              Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.




         (b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized is as follows:

---------------------------------------------------------------------------------------------------------------------
                         WITHOUT PAR VALUE                                    WITH PAR VALUE
---------------------------------------------------------------------------------------------------------------------
CLASS OF STOCK           NUMBER OF SHARES             NUMBER OF SHARES                   PAR VALUE         AMOUNT
---------------------------------------------------------------------------------------------------------------------
       Preferred                                                                                        $
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
        Common
---------------------------------------------------------------------------------------------------------------------

         ** (c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

         ** (d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         4. (This paragraph 4 may be deleted if the surviving* corporation is organized under the laws of a state other than Massachusetts.)

The following information shall not for any purpose be treated as a permanent part of the articles of organization of the surviving* corporation:

         (a) The post office address of the initial principal office of the surviving* corporation in Massachusetts is: 68 Fargo Street, Boston, MA 02210

         (b) The name, residence and post office address of each of the initial directors and President, Treasurer and Clerk of the surviving* corporation is as follows:

                 Name               Residence               Post Office Address

President                           See Continuation Sheet 4 (b)

Treasurer

Clerk

Directors

         (c) The date initially adopted on which the fiscal year of the surviving* corporation ends is: May 31

         (d) The date initially fixed in the by-laws for the Annual Meeting of stockholders of the surviving* corporation is: October 31


 *Delete the inapplicable words.

**If there are non provisions state "NONE."

NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.





         5. (This paragraph 5 may be deleted if the surviving* corporation is organized under the laws of Massachusetts).

The surviving* corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any constituent foreign corporation qualified under General Laws, Chapter 181, and any obligations hereafter incurred by the surviving* corporation, including the obligation created by General Laws, Chapter 156B, Section 85, so long as any liability remains outstanding against the corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181.

*Delete the inapplicable words.







                         FOR MASSACHUSETTS CORPORATIONS

         The undersigned President* and Clerk* of Endogen, Inc. a corporation organized under the laws of Massachusetts further state under the penalties of perjury that the agreement of merger* referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 79.


                                     /s/ Owen A. Dempsey____________ President*
                                     -------------------

                                    /s/ Eileen Fleming__________________ Clerk*
                                    ------------------

             FOR CORPORATIONS ORGANIZED OTHER THAN IN MASSACHUSETTS

         The undersigned President+ and Secretary++ of Diagnostics Holding Corp.
a corporation organized under the laws of Delaware further state under the penalties of perjury that the agreement of merger* referred to in paragraph 1, has been duly adopted by such corporation in the manner required by the laws of Delaware.


                                      /s/Rod N. Raynovich                     +
                                      -----------------------------------------


                                     /s/Franco Tomasini                       ++
                                     -------------------------------------------

* Delete the inapplicable words.

+ Specify the officer having powers and duties corresponding to those of President or Vice President of a Massachusetts corporation organized under General Laws, Chapter 156B.

++ Specify the officer having power and duties corresponding to the Clerk or Assistant Clerk of such a Massachusetts corporation.




                        THE COMMONWEALTH OF MASSACHUSETTS

                               ARTICLES OF MERGER
                    (General Laws, Chapter 156B, Section 79)


         I hereby approve the within articles of merger and, the filing fee in the amount of $3,800 having been paid, said articles are deemed to have been filed with me this 19th day of March, 1993.


Effective Date                                   /s/ Michael Joseph Connolly
3/19/93                                          ---------------------------

                                                   MICHAEL JOSEPH CONNOLLY
                                                      Secretary of State































                         TO BE FILLED IN BY CORPORATION
                   Photo Copy of Articles of Merger To Be Sent

                     TO: William J. Schnoor, Jr.
                         Testa, Hurwitz & Thibeault
                         53 State Street
                         Boston, MA  02109
                    Telephone  (617) 248-7000





                              Continuation Sheet 3


Article 3 of the Restated Articles of Organization of Endogen, Inc. is amended and restated in its entirety as follows:

        "3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


             WITHOUT PAR VALUE                                                  WITH PAR VALUE
             -----------------                                                  --------------

CLASS OF STOCK               NUMBER OF SHARES                 NUMBER OF SHARES                  PAR VALUE
--------------               ----------------                 ----------------                  ---------
Preferred                       None                              None                            None
Common                          None                           5,000,000                         $0.01"


Article 4 of the Restated Articles of Organization of Endogen, Inc. is amended and restated in its entirety as follows:

         "4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                           None."

                             Continuation Sheet 4(b)

         (b) The name, residence and post office address of each of the initial directors and President, Treasurer and Clerk of the surviving corporation is as follows:


                        Name                         Residence                     Post Office Address
President          Owen A. Dempsey               9 Newton Street, #3               c/o Endogen, Inc.
                                                 Cambridge, MA  02139              68 Fargo Street
                                                                                   Boston, MA  02210

Treasurer          Owen A. Dempsey               Same as above                     Same as above

Clerk              Eileen Fleming                92 Marlborough Street             92 Marlborough Street
                                                 Boston, MA  02116                 Boston, MA  02116

Directors          Owen A. Dempsey               Same as above                     Same as above

                   Wallace G. Dempsey            487 Scarsdale Road                487 Scarsdale Road
                                                 Crestwood, NY  10707              Crestwood, NY  10707

                   Irving A. Berstein            42 Buckman Drive                  42 Buckman Drive
                                                 Lexington, MA  02173              Lexington, MA  02173

                   Wolfgang Woloszczuk           Biomedica GmbH                    Biomedica GmbH
                                                 Divischgasse 4                    Divischgasse 4
                                                 A-1210 Vienna                     A-1210 Vienna
                                                 Austria                           Austria

                   Irwin Gruverman               16 Tanglewood Road                16 Tanglewood Road
                                                 Needham, MA  02194                Needham, MA  02194

                   Hayden Harris                 13875 Waters Road                 13875 Waters Road
                                                 Chelsea, MI  48116                Chelsea, MI  48116

                   Frank Gleason                 25 Ramsay Road                    25 Ramsay Road
                                                 Montclair, NJ  07042              Montclair, NJ  07042


                        THE COMMONWEALTH OF MASSACHUSETTS

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State        FEDERAL IDENTIFICATION
                    ONE ASHBURTON PLACE, BOSTON, MASS:  02108     No. 04-2789249

                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                ---------------

         We, Owen A. Dempsey                               , President
               Eileen Fleming                              , Clerk


                                  EndoGen, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)


located at 451 D Street, Boston, MA 02210 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on November 21, 1990, by vote of


316,600            shares of      Common                       out of   327,933  shares outstanding,
                                 (Class of Stock)

                   shares of                                   out of            shares outstanding,
                                 (Class of Stock)

                   shares of                                   out of            shares outstanding,
                                 (Class of Stock)


being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

         1.       The name by which the corporation shall be known is: -

                  EndoGen, Inc.

         2. The purposes for which the corporation is formed are as follows: -

                  To engage in the business of research related to and development of proprietary biologic products for laboratory and clinical use and to engage in any other business activity now or hereafter permitted by the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of its General Laws.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

         3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:



                            WITHOUT PAR VALUE                                 WITH PAR VALUE
                            -----------------                                 --------------

CLASS OF STOCK              NUMBER OF SHARES                 NUMBER OF SHARES                PAR VALUE
--------------              ----------------                 ----------------                ---------
Preferred                        None                             200,000                      $0.10

Common                           None                            1,000,000                     $0.01



         *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  See Continuation Sheets 4A - 4O





         *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                  None; however, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provisions and/or under any agreement to which the corporation shall be a party.





         *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  See Continuation Sheet 6A




*If there are no such provisions, state "None".

         *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles _______________________________________________________________________
Articles 3, 4 and 6_____________________________________________________________
    (*If there are no such amendments, state "None".)

                   Briefly describe amendments in space below:

         The number of authorized shares of Common Stock with the rights therefore set forth on Continuation Sheets 4A - 4O has been increased from 600,000 shares to 1,000,000 shares. A class of Preferred Stock has been created with the preferences, voting powers, qualifications, and special or relative rights or privileges set forth on Continuation Sheets 4A - 4O.



























IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 21st day of November in the year 1990.

/s/ Owen A. Dempsey                                                   President
----------------------------------------------------------------------

/s/ Eileen Fleming                                                    Clerk
----------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)


               I hereby approve the within restated articles of organization and, the filing fee in the amount of $1,000 having been paid, said articles are deemed to have been filed with me this 30th day of November, 1990.


                           /s/ Michael Joseph Connolly

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State


















                         TO BE FILLED IN BY CORPORATION

           PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

                           TO:

                               William J. Schnoor, Jr
                           ----------------------------------
                               Testa, Hurwitz & Thibeault
                           ----------------------------------
                               53 State Street
                           ----------------------------------
                               Exchange Place
                           ----------------------------------
                               Boston, MA  02109
                           ----------------------------------
                               Telephone:  (617) 248-7000
                           ----------------------------------

                              Continuation Sheet 4A

                    A. SERIES A CONVERTIBLE PREFERRED STOCK

         1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 200,000 shares.

         2. Voting.

                  2A. General. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

                  2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven
(7).

                  2C. Board Seats. The holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Corporation. Any remaining directors shall be such person(s), if any, who receive(s) plurality vote of the holders of the Series A Convertible Preferred Stock, voting as a separate series, and a plurality vote of the holders of the Common Stock, voting as a separate class. Notwithstanding the foregoing or anything else to the contrary provided in the Restated Articles of Organization, if the Corporation fails or refuses, for any reason or for no reason, to reeem on any of the Redemption Dates (as defined in paragraph 7) the then outstanding shares of Series A Convertible Preferred Stock to be redeemed in accordance with the terms and provisions of paragraph 7 and if the Corporation does not obtain the approval of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Convertible Preferred Stock to such failure, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation. At any meeting of stockholders the presence in person or by proxy of the holders of a majority of the

                              Continuation Sheet 4B


shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and a vacancy in the directorship elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock and the Common Stock as provided above. At any time after the voting power to elect a majority of the Board of Directors shall have become vested in the holders of Series A Convertible Preferred Stock as provided in this subparagraph 2C, the President of the Corporation may, and upon the written request of any holder of at least 10% of the then outstanding shares of Series A Convertible Preferred Stock addressed to him at the principal office of the Corporation, shall, call a special meeting of all stockholders for the election of directors, to be held at the place and upon the notice provided in the by-laws of the Corporation for the holding of meetings of stockholders. If such meeting shall not be so called within ten days after personal service of the request, or within fifteen days after mailing of the same by certified mail within the United States of America, then the holders of at least a majority of the shares of Series A Convertible Preferred Stock may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At such meeting the holders of Series A Convertible Preferred Stock, acting as a separate class, shall be entitled to elect the minimum number of directors that shall constitute a majority of the directors of the Corporation, and the holders of the Series A Convertible Preferred Stock and the holders of the Common Stock, acting jointly as a single class, shall be entitled to elect the remaining directors of the Corporation. The terms of office of all persons who are directors of the Corporation at the time of such meeting shall terminate upon the election at such meeting of directors as described in the preceding sentence, and the persons so elected as directors by such holders shall constitute the duly elected directors of the Corporation.

         3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, annual dividends at the rate per annum of $.816 per share, adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization (the "Accruing Dividends") in preference and priority to any payment of any dividend on shares of Common Stock, or shares

                              Continuation Sheet 4C


of any other class of stock ranking junior to the Series A Convertible Preferred Stock in dividends or liquidation rights (the "Junior Shares"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. Such Accruing Dividends will be payable only (a) if, as and when determined by a majority of the Board of Directors or (b) as provided in paragraphs (4) and (7) below. As long as any shares of the Series A Convertible Preferred Stock are outstanding, the Corporation shall not declare or pay any dividend or make any other distribution upon any Junior Shares (except dividends or distributions payable in stock of the Corporation ranking junior to the Series A Convertible Preferred Stock as to dividends and ranking junior to the Series A Convertible Preferred Stock in liquidation).

         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $8.16 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                              Continuation Sheet 4D


The consolidation or merger of the Corporation into or with any other entity or entities which results in the issuance or exchange of at least a majority of the outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

         5. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Organization, and in addition to any other vote required by law or the Restated Articles of Organization, without the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                  5A. Create or authorize the creation of any additional class or series of preferred stock or security convertible into Common Stock unless the same ranks junior to the Series A Convertible Preferred Stock as to (i) the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (ii) the payment of dividends on such security and (iii) the redemption of such security, whether any such creation, authorization or increase shall be by means of amendment to the Restated Articles of Organization or by merger, consolidation or otherwise;

                  5B. Consent to any liquidation, dissolution or winding up of the Corporation, or consolidate or merge into or with any other entity or entities, or sell or transfer all or substantially all its assets;

                  5C. Amend, alter or repeal its Restated Articles of Organization or By-laws, or take any other actions which adversely affects, as defined in the Massachusetts Business Corporate Law, the Series A Convertible Preferred Stock;

                  5D. Purchase or set aside any sums for the purchase of any shares of Common Stock, except for repurchases at cost pursuant to stock vesting agreements or stock restriction agreements with employees, other stockholders or consultants; or

                  5E. Acquire (i) any entity, (ii) substantially all of the assets of an entity, or (iii) securities of an entity, which is outside of the research biologicals business.

                              Continuation Sheet 4E



         6. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

                  6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $8.16 and (ii) dividing the result by the conversion price of $8.16 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  6B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                              Continuation Sheet 4F


                  6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all previously declared dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B, or at the option of the holder, the Corporation shall allow such dividends to be converted into Common Stock in accordance with and pursuant to the other terms of this paragraph 6, except that the Conversion Price shall be the then fair market value of the Common Stock as determined in good faith by the Board of Directors of the Corporation. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                  6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

         For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                  6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe

                              Continuation Sheet 4G


      for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities)

                              Continuation Sheet 4H


      shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                  6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible

                              Continuation Sheet 4I


      Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

                  6E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of up to an aggregate of 130,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation or any shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) repurchased by the Corporation pursuant to Stock Restriction Agreements entered into between various individuals and the Corporation pursuant to the provisions of the Series A Convertible Preferred Stock Purchase Agreement whereby the Series A Convertible Preferred Stock was initially issued.

                  6F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion

                              Continuation Sheet 4J


Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  6H. Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem on any of the Redemption Dates (as defined in paragraph 7) the then outstanding shares of Series A Convertible Preferred Stock to be redeemed in accordance with the terms and conditions of paragraph 7 and if the Corporation does not obtain the approval of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Convertible Preferred Stock to such failure, the Conversion Price then in effect shall be immediately reduced to an amount equal to 95% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 90th day following the Redemption Date and at the end of each 90-day period thereafter by an amount equal to 5% of the Conversion Price in effect immediately prior to the first such reduction.

                  6I. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Series A Convertible Preferred Stock at the

                              Continuation Sheet 4K


address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  6J.      Other Notices.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  6K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon

                              Continuation Sheet 4L


the conversion of all outstanding shares of Series A Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common stock at such adjusted Conversion Price.

                  6L. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  6M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

                  6N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  6O. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

                  6P. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid

                              Continuation Sheet 4M


for such shares by the public shall be at least $4,000,000 and (ii) the price paid by the public for such shares shall be at least $30.00 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock.

      7. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

                  7A. Mandatory Redemption. Unless the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Convertible Preferred Stock consent to the delay or waiver of such redemption, on each of July 1, 1997, July 1, 1998 and July 1, 1999 (each a "Redemption Date" and collectively the "Redemption Dates"), the Corporation shall redeem from each holder of shares of Series A Convertible Preferred Stock, one-third of the shares of Series A Convertible Preferred Stock initially issued to such holder (or an individual who transferred such shares to the holder) or acquired by such holder (or an individual who transferred such shares to the holder) upon exercise of warrants to purchase Series A Convertible Preferred Stock issued to the holder (or an individual who transferred such shares to the holder) at the same time the Series A Convertible Preferred Stock was initially issued.

                  7B. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on each Redemption Date shall be redeemed by paying for each share in cash an amount equal to $8.16 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to each Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

                  7C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which each Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on each Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the

                              Continuation Sheet 4N


Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on each Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full and the Corporation's obligations to pay the balance of the Redemption Price payable on such Redemption Date shall continue. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                  7D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

         8. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Convertible Preferred Stock.


B.                            COMMON STOCK

         1. Voting Rights. The voting rights of the holders of shares of Common Stock shall be as set forth in paragraph 2 of Section A of this Article FOURTH.

         2. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                              Continuation Sheet 4O


         3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they shall be entitled as stated and expressed in these Articles of Organization, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of the Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

         4. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions on the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

                              Continuation Sheet 6A


The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability; provided, that noting in this paragraph shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections Sixty-one or Sixty-two of Chapter 156B of the Massachusetts General laws, or (iv) for any transaction from which the director derived an improper personal benefit.

Meetings of stockholders may be held anywhere in the United States. Except as specially provided to the contrary in these Restated Articles of Organization, the directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Articles of the by-laws requires action by the stockholders and (ii) the whole or any part of the authorized but unissued shares of capital stock may be issued at any time or from time to time by the Board of Directors without further action by the stockholders. The corporation may become a partner or joint venturer in any business.